UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 1, 2020

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100
Lincoln,	Nebraska	68508
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per Share	NNI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                    ☐

Item 1.01 Entry into a Material Definitive Agreement.
Recapitalization and Additional Funding for Allo Communications
On October 1, 2020, Nelnet, Inc. (the “Company”), upon the approval of its Board of Directors on October 1, 2020, entered into a Master Agreement (the “Master Agreement”) with SDC Allo Holdings, LLC (“SDC”) and ALLO Communications LLC (“Allo”), a subsidiary of the Company, for various transactions contemplated by the parties in connection with a recapitalization and additional funding for Allo, and an associated Membership Unit Purchase Agreement (the “Membership Unit Purchase Agreement”) with SDC and Allo. The Master Agreement and the Membership Unit Purchase Agreement are collectively referred to herein as the “Agreements.”
The Master Agreement and various associated agreements provide for a series of initial interrelated transactions (the “Initial Transactions”) whereby (i) Allo will issue non-voting preferred interest membership units of Allo to SDC for an aggregate purchase price payment of $197.0 million from SDC to Allo pursuant to the terms and conditions of the Membership Unit Purchase Agreement; (ii) subject to the completion of such purchase of membership units by SDC, Allo will redeem certain senior preferred return membership units of Allo held by the Company in exchange for an aggregate redemption price payment to the Company of $160.0 million; (iii) Allo will use its reasonable best efforts to incur and undertake private debt financing from one or more unrelated third-party lender(s) in the aggregate approximate amount of $100.0 million; and (iv) subject to the completion of such purchase of membership units by SDC and Allo obtaining such debt financing, Allo will redeem certain additional senior preferred return membership units of Allo held by the Company in exchange for an aggregate redemption price payment to the Company of approximately $100.0 million (subject to the amount of gross proceeds actually received in the debt financing). Upon the receipt of required regulatory approvals from the Federal Communications Commission and other applicable regulatory authorities, the non-voting preferred interest membership units of Allo held by SDC will automatically convert into voting membership units of Allo. As a result of such conversion, SDC, the Company, and Allo management will each own approximately 48 percent, 45 percent and 7 percent of the outstanding voting membership interests of Allo, respectively, and the Company will deconsolidate Allo from the Company’s consolidated financial statements and account for its investments in Allo as equity investments.
The Master Agreement and various associated agreements also provide for secondary transactions (the “Secondary Transactions”) subsequent to the completion of the Initial Transactions, whereby (i) the Company, SDC, and Allo will use commercially reasonable efforts (which expressly excludes requiring Allo to raise any additional equity financing or sell any assets) to cause Allo to redeem, on or before the three and one-half year anniversary (subject to adjustment) of the completion of Allo’s redemptions from the Company in the Initial Transactions, the remaining senior preferred membership units of Allo held by the Company in exchange for an aggregate redemption price payment to the Company of approximately $126 million, plus the amount of accrued and unpaid preferred return on such units and the amount of any contributions or other amounts funded by the Company to Allo subsequent to Allo’s redemptions from the Company in the Initial Transactions; and (ii) the Company will have a contingent payment obligation to pay SDC a contingent payment amount of $25 million to $35 million in the event the Company disposes of other membership units of Allo that it holds and realizes from such disposition certain targeted return levels relative to the implied value of its investment in such units upon the completion of the Membership Unit Purchase Agreement.
The Membership Unit Purchase Agreement is subject to closing conditions which the Company believes are customary for transactions of the type contemplated by the Membership Unit Purchase Agreement. It is currently expected that the Membership Unit Purchase Agreement will close on or about October 15, 2020. In addition, the automatic conversion of the non-voting preferred interest membership units of Allo to be acquired by SDC into voting membership units of Allo as discussed above will be subject to the receipt of regulatory approvals from the Federal Communications Commission and other applicable regulatory authorities. It is currently anticipated that such regulatory conditions will be satisfied by December 31, 2020.
The Agreements contain representations and warranties, covenants, indemnification provisions, and other rights, obligations and restrictions, in each case for the sole benefit of the parties to the Agreements, which the Company believes are customary for transactions of the type contemplated by the Agreements.

The foregoing summary of the Agreements does not purport to be a complete description of all of the provisions of the Agreements and is qualified in its entirety by reference to the full text of such Agreements, copies of which the Company will file as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.
Amendment to $455.0 Million Unsecured Line of Credit
On October 1, 2020, the Company entered into Amendment No. 1 (the “Amendment”) to the Second Amended and Restated Credit Agreement dated as of December 16, 2019 (the “Credit Agreement”) for the Company’s $455.0 million unsecured line of credit with U.S. Bank National Association, as agent for the lenders, and the lender parties thereto. The most recent prior amendment to the Credit Agreement was previously reported in a Current Report on Form 8-K filed by the Company on December 16, 2019.
The following provisions of the Credit Agreement were modified under the terms of the Amendment:
•The provisions for allowable recourse indebtedness, liens, dispositions of assets, and investments, as well as for subsidiary guarantors, were amended to permit the disposition by the Company of its equity interests in Allo in connection with the recapitalization and additional funding for Allo (as discussed under Item 1.01 above), and release Allo as a subsidiary guarantor for the Company under the Credit Agreement.
•The provisions for allowable liens and investments were amended to permit the Company to make certain additional investments in and accommodations to the Company’s chartered bank subsidiary (Nelnet Bank) in connection with requirements that Nelnet Bank maintain regulatory capital levels and otherwise comply with Federal Deposit Insurance Corporation (“FDIC”) requirements, including a required $40.0 million pledged deposit by the Company with Nelnet Bank pursuant to the previously reported Capital and Liquidity Maintenance Agreement with the FDIC.
The line of credit size of $455.0 million and the cost of funds did not change as part of the Amendment. As of October 1, 2020, no amounts were outstanding under the unsecured line of credit and $455.0 million was available for future use.
The foregoing summary of the Amendment does not purport to be a complete description of all of the provisions of the Amendment, and is qualified in its entirety by the full text of the Amendment, a copy of which is filed with this report as Exhibit 10.1.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information with respect to the amendment to the $455.0 million unsecured line of credit discussed under Item 1.01 above is hereby incorporated by reference into this Item 2.03.
Item 7.01 Regulation FD Disclosure.
On October 2, 2020, the Company issued a press release entitled “Nelnet Partners with SDC Capital Partners to Propel ALLO’s Growth.” A copy of the press release is furnished as Exhibit 99.1 to this report.
The above information and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed or furnished as part of this report:

Exhibit No.	Description

10.1*
Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of October 1, 2020 among Nelnet, Inc., the various Lenders signatory thereto, and U.S. Bank National Association, as administrative agent for the Lenders.

99.1**	Press Release dated October 2, 2020 – “Nelnet Partners with SDC Capital Partners to Propel ALLO’s Growth.”

104**	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101).
* Filed herewith
** Furnished herewith
Forward-looking and cautionary statements
This report contains forward-looking statements within the meaning of federal securities laws. The words “anticipate,” “expect,” “intend,” “may,” “potential,” “will,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are based on management's current expectations as of the date of this report and are subject to known and unknown risks and uncertainties that may cause actual results or performance to differ materially from those expressed or implied by the forward-looking statements. Such risks include, but are not limited to: risks related to the ability to complete any or all of the various transactions contemplated by the reported recapitalization and additional funding for Allo in the expected time frame or at all; risks related to the expected benefits to the Company and to Allo from such transactions, including risks and uncertainties as whether the Company and/or Allo will be able to realize such expected benefits; risks that the conditions to the previously reported approval of federal deposit insurance and an industrial bank charter for Nelnet Bank may not be satisfied within a reasonable timeframe or at all, thus delaying or preventing Nelnet Bank from commencing operations, and the uncertain nature of the expected benefits from obtaining an industrial bank charter, including the ability to successfully launch banking operations and achieve expected market penetration; risks related to the severity, magnitude, and duration of the COVID-19 pandemic, including changes in the macroeconomic environment and consumer behavior, restrictions on business, educational, individual, or travel activities intended to slow the spread of the pandemic, and volatility in market conditions resulting from the pandemic; cybersecurity risks, including potential disruptions to systems, disclosure of confidential information, and/or damage to reputation resulting from cyber-breaches; and other risks and uncertainties set forth in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this report. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company’s expectations, the Company disclaims any commitment to do so except as required by securities laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NELNET, INC.
Date: October 2, 2020                By:    /s/ JAMES D. KRUGER
Name:    James D. Kruger
Title:    Chief Financial Officer